AMENDMENT AND PARTIAL ASSIGNMENT OF
SPLIT-DOLLAR AGREEMENT

This Amendment and Partial Assignment of Split-Dollar Agreement (hereinafter referred to as the “Amendment and Assignment Agreement”) is made and entered into as of the 24th day of August, 2009, by and among Interface, Inc., a Georgia corporation, with principal offices and place of business in the State of Georgia (hereinafter referred to as the “Corporation”), Mary Anne Anderson Lanier, as Trustee (hereinafter with her successor(s) in trust referred to as the “Anderson Trustee”), and not individually, of the Ray Christie Anderson Family Trust U/A dated May 29, 1998 (hereinafter referred to as the “Anderson Trust”), Ray C. Anderson (“Employee” or the “Insured”), and Wachovia Bank, National Association, as Trustee (hereinafter with its successor(s) in trust referred to as the “SCA Trustee”), and not individually, under that certain Trust Agreement dated October 17, 2005 for Certain Interface, Inc. Salary Continuation Agreements (hereinafter referred to as the “SCA Trust”).
WHEREAS, the Corporation, the Anderson Trustee and Employee previously entered into that certain Split-Dollar Agreement dated as of September 11, 2006, pursuant to which the Corporation provides life insurance protection for the Employee and his spouse under a policy (the “Policy”) which is described in Exhibit A attached thereto, and which has been issued by the insurer listed on Exhibit A attached thereto (the “Insurer”);
WHEREAS, the Corporation previously has entered into Salary Continuation Agreements with certain executives of Corporation, and has established the SCA Trust within which to set aside assets to help fund its liabilities and obligations with respect to the benefits provided under those Salary Continuation Agreements;

WHEREAS, the Corporation is the current owner of the Policy, and desires to assign ownership of the Policy and the Corporation’s rights and interests therein to the SCA Trustee, as trustee of the SCA Trust; and
WHEREAS, the parties desire to amend the Split-Dollar Agreement as reflected herein, and assign certain rights and obligations of the Corporation thereunder to the SCA Trustee, as trustee of the SCA Trust;
NOW, THEREFORE, in consideration of the premises and of the mutual promises contained herein, the parties hereto agree as follows:
1.           Promptly upon the execution of this Amendment and Assignment Agreement, the Corporation shall transfer ownership of the Policy to the SCA Trustee.  The SCA Trustee hereby acknowledges and agrees that, notwithstanding its ownership of the Policy, its rights, title and interest in the Policy shall be limited as provided in the Split-Dollar Agreement and this Amendment and Assignment Agreement.  Contemporaneously with the execution of this Amendment and Assignment Agreement, the SCA Trustee shall execute an endorsement (the “2009 Split-Dollar Endorsement”) which endorses to the Anderson Trustee the right to name a beneficiary of a part of the death benefit under the Policy as provided under the Split-Dollar Agreement.  The 2009 Split-Dollar Endorsement shall not be terminated, altered or amended by the SCA Trustee without the express written consent of the Anderson Trustee and the Corporation.  The 2009 Split-Dollar Endorsement shall supersede and replace the endorsement of the Policy dated September 11, 2006 executed by the Corporation in favor of the Anderson Trustee.  The parties hereto agree to take all action necessary to cause the 2009 Split-Dollar Endorsement to conform to the provisions of the Split-Dollar Agreement and this Amendment and Assignment Agreement.

2.           The Corporation hereby assigns to the SCA Trustee, and the SCA Trustee hereby accepts and assumes from the Corporation, all of the Corporation’s rights and obligations under the Split-Dollar Agreement, except as follows:
(a)           the rights and obligations of the Corporation set forth in Section 4 (“Payment of Premiums”) and Section 12 (“Named Fiduciary, Claims Procedure and Administration”) of the Split-Dollar Agreement shall be retained by the Corporation and shall not be assumed by the SCA Trustee;
(b) the references to premiums on the Policy paid by the Corporation found in Section 7 (“Policy Loans”), subsection (b) of Section 8 (“Collection of Death Proceeds”), and subsections (a) and (b) of Section 10 (“Disposition of the Policy on Termination of the Agreement During the Employee’s Lifetime”) of the Split-Dollar Agreement shall remain unchanged and shall continue to refer to premiums on the Policy paid by the Corporation;
(c) Subsection (b) of Section 9 (“Termination of the Agreement During the Employee’s Lifetime”) of the Split-Dollar Agreement is hereby amended by adding the phrase “and SCA Trustee” at the end of the first sentence, but otherwise Section 9 of the Split-Dollar Agreement shall remain unchanged in its entirety; and
(d) the reference to the records of the Corporation found in Section 15 (“Notices”) of the Split-Dollar Agreement shall remain unchanged and shall continue to refer to the records of the Corporation.

3.           Without limiting the effectiveness of any other terms and conditions of this Amendment and Assignment Agreement, the Anderson Trustee and the Employee hereby expressly consent to (a) the assignment and assumption set forth above in paragraph 2 of this Amendment and Assignment Agreement, and (b) the Corporation’s transfer of ownership of the Policy to the SCA Trustee pursuant to paragraph 1 of this Amendment and Assignment Agreement.
4.           The first sentence of Section 4 (“Payment of Premiums”) of the Split-Dollar Agreement is hereby amended by replacing each instance of the word “premium” with the phrase “premium (or, with respect to flexible premium adjustable life insurance, the ‘Planned Premium’ stated in the Policy)”.  With respect to any flexible premium adjustable life insurance, the SCA Trustee shall not, as owner of the Policy, change the “Planned Premium” stated in the Policy.
5.           The Corporation shall have the right, from time to time, to replace the Policy with one or more other life insurance policies insuring the life of the Employee and/or his spouse (and in each case, upon replacement, such replacement policy or policies shall be deemed to be the “Policy” under the Split-Dollar Agreement) only with the prior written consent of the other parties hereto; provided, however, that the consent of the SCA Trustee for any proposed replacement of the Policy shall not be withheld if:
(a) the proposed replacement policy or policies are issued by one or more reputable insurance companies maintaining an A.M. Best rating of A+, or better, at the time the replacement policy or policies are issued;

(b) the sum of (i) the portion of the proposed replacement policy’s or policies’ death benefits to be received and retained by the SCA Trustee, as owner of such replacement policy or policies, as measured as if such death benefits were paid at the time immediately after such replacement, plus (ii) the fair market value of any cash and other assets that shall in any case be received and retained by the SCA Trustee (whether from the insurer, the Company or otherwise) in connection with the surrender or replacement of the existing Policy is no less than the portion of the existing Policy’s death benefits to be received and retained by the SCA Trustee as measured as if such death benefits were paid at the time immediately prior to such replacement (and notwithstanding whether the aggregate or anticipated future premiums or “Planned Premiums” under the proposed replacement policy or policies are more or less than the aggregate or anticipated future premiums or “Planned Premiums” under the existing Policy); and
(c)  the sum of (i) the fair market value of the proposed replacement policy or policies, as measured at the time immediately after such replacement, plus (ii) the fair market value of any cash and other assets that shall in any case be received and retained by the SCA Trustee (whether from the insurer, the Company or otherwise) in connection with the surrender or replacement of the existing Policy is no less than the fair market value of the existing Policy as measured at the time immediately prior to such replacement.

For the avoidance of doubt, the foregoing requirements are to ensure that the utilization of a replacement policy (or policies) does not serve to diminish the fair market value, liquidity and security of the assets held in the SCA Trust (giving effect to the transfer of the existing Policy contemplated herein), as measured immediately prior to the implementation of a replacement policy (or policies).  If the SCA Trustee’s consent is provided, the SCA Trustee shall, at the Corporation’s cost, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by the Corporation, to effectuate the replacement of the Policy.  In the event of any replacement(s) of the Policy, the portion of the death benefits to be received and retained by the SCA Trustee under Section 8(b) of the Split-Dollar Agreement shall continue to be equal to the greater of (i) the total amount of the premiums paid by the Corporation under the Split-Dollar Agreement (on all policies, whether originally existing or subsequent replacement(s)), or (ii) the then cash value of the Policy, reduced by any indebtedness against the Policy existing at the death of the Employee and his spouse (including any interest due on such indebtedness).
6.           The SCA Trustee’s initial address for any notice, consent or demand required or permitted to be given under the Split-Dollar Agreement or this Amendment and Assignment Agreement shall be:  Wachovia Bank, National Association, Attn:  Mary H. Jones, Executive Benefits Group, One West Fourth Street, 5th Floor, Winston-Salem, NC 27101; fax number 336-747-8957.
7.           Except as expressly set forth herein, the terms and conditions of the Split-Dollar Agreement remain unchanged and in full force and effect.  If there is any conflict or inconsistency in the provisions of the Split-Dollar Agreement and the SCA Trust, the provisions of the Split-Dollar Agreement shall prevail.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in duplicate, as of the day and year first above written.

INTERFACE, INC.	WACHOVIA BANK, NATIONAL ASSOCIATION,
as Trustee, and not individually, of the Trust Agreement dated October 17, 2005 for Certain Interface, Inc. Salary Continuation Agreements
By: /s/ Patrick C. Lynch
Patrick C. Lynch
Senior Vice President and	By: /s/ Mary H. Jones
Chief Financial Officer	Print Name: Mary H. Jones
Print Title: Senior Vice President

/s/ Ray C. Anderson	/s/ Mary Anne Anderson Lanier
Ray C. Anderson	Mary Anne Anderson Lanier, As Trustee, and not individually, of the Ray C. Anderson Family Trust U/A dated May 29, 1998